Exhibit 1.01

II-VI

INCORPORATED

Conflict Minerals

Report

For the reporting period from January 1, 2020, to December 31, 2020

Overview

This Conflict Minerals Report (the “Report”) of II-VI Incorporated (“II-VI” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2020, to December 31, 2020.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite- tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals” or “3TGs”). The “Covered Countries” for purposes of Rule 13p-1 are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

As further described in this Report, the Company has determined that certain of its divisions manufacture, or contract to manufacture, products containing 3TGs that are necessary to the functionality or production of such products.

Description of the Company’s Products Covered by this Report

This Report relates to products (i) for which 3TGs are necessary to the functionality or production of that product, (ii) that were manufactured, or contracted to be manufactured, by the Company, and (iii) for which the manufacture was completed during calendar year 2020.

These products, which are referred to in the remainder of this Report as the “Covered Products,” are as follows: certain laser optics whose coatings contain gold, tantalum or tungsten, certain machined parts that may contain gold plating or tin solder, and various parts and components made of gold, tantalum, tin, and tungsten that are incorporated into products offered by the Company.

Reasonable Country of Origin Inquiry

To determine whether necessary 3TGs in products originated in Covered Countries, the Company retained Assent Compliance (“Assent”), a third-party service provider, to assist it in reviewing the supply chain and identifying risks. The Company provided a list composed of Suppliers and parts associated with the in-scope products to Assent for upload to the Assent Compliance Manager (“ACM”). To collect data on the materials’ sources of origin procured by the supply chain, the Company utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.01 or higher to conduct a survey of all in scope Suppliers.

During the Supplier survey, the Company contacted Suppliers via the ACM, a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track Supplier communications and allows Suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The ACM also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each Supplier response and assigning a health score based on the Supplier’s declaration of process engagement. Additionally, the step-by-step process for Supplier engagement and upstream due diligence investigations performed, are managed through this platform.

Through the ACM and Assent team, the Company requested that all Suppliers complete a CMRT, as well as training, and education to guide them with regard to best practices and the use of the CMRT template. Assent monitored and tracked all communications in the ACM for future reporting and transparency. The Company directly contacted Supplier that were unresponsive to Assent’s communications during the diligence process and requested them to complete the CMRT and submit it to Assent.

The Company’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the Suppliers to ensure they understand areas that require clarification or improvement.

All submitted CMRTs are accepted and classified as valid or invalid so that data is retained. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through Assent’s multilingual Supplier Experience Team. Since some Supplier s may remain unresponsive to feedback, the Company tracks program gaps to account for future improvement opportunities. As of 3rd May 2021, there were 8 invalid Supplier submissions that could not be corrected. The Company’s total response rate for this reporting year was 88%.

Year	Suppliers in Scope	% Responded	% Invalid
RY 2020	501	88%	2%

Based on the findings through the RCOI process, the Company was able to determine the countries of origin for a large portion of the 3TGs in its products. As such, the Company continued to perform further due diligence on the source and chain of custody of the minerals in question.

The Company’s Conflict Mineral Due Diligence Framework

The Company conformed its due diligence efforts to the guidance for downstream companies provided by the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). Furthermore, the Company has adopted a policy relating to Conflict Minerals (the “Conflict Minerals Policy”). This policy reflects the Company’s commitment to sourcing materials from companies that share its values on human rights, ethics and environmental responsibility. The Conflict Minerals Policy is publicly available on the Company website at https://www.ii-vi.com/csr/.

The Company’s Due Diligence Process

Based upon the RCOI results, the Company determined that the responses obtained from its Suppliers were insufficient to form the basis for a reasonable determination as to the specific origin and conflict status of all the 3TGs used in the Covered Products. This determination was based upon the following:

•

Responses from certain Suppliers indicating that the 3TGs they had supplied to the Company did originate in the Covered Countries, but lacking additional substantive information as to their conflict status; and

•	A lack of substantive responses from a subset of remaining Suppliers that would allow the Company to make a determination of origin with respect to each category of Covered Products.

As discussed further below, the Company undertook due diligence efforts in an attempt to clarify the following with respect to the 3TGs: (i) country of origin, (ii) whether the 3TGs financed or benefited armed groups in those countries, and (iii) whether the 3TGs came from recycled or scrap sources.

The Company does not purchase 3TGs directly from mines, smelters, or refiners, and instead relies on a complex global supply chain. There are many third parties in the supply chain between the original sources of 3TGs and the Company’s manufacturing of the Covered Products. Therefore, the Company relies on its Suppliers to provide information regarding the origin of the 3TGs that are included in its Covered Products.

The Company requested all of its Suppliers of 3TGs to identify the smelters or refiners (“SORs”) that they use, and whether they have been validated as conformant in accordance with the Responsible Minerals Initiative’s (“RMI”) Responsible Minerals Assurance Process (“RMAP”) audit program. The Company also asked its Suppliers whether they (i) had a policy in place that includes DRC conflict-free sourcing and requires their direct suppliers to be DRC conflict-free; (ii) had implemented due diligence procedures for conflict-free sourcing; and (iii) request names of SORs from their suppliers.

The Suppliers that identified specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance to inform them of the potential for risk, and to evaluate whether these smelters could be connected to the Company’s products. The Suppliers were asked to complete a user-defined or product-level CMRT specific to the materials, products or piece parts purchased by the Company, rather than a company-level CMRT, to better identify the connection to products that they supply to the Company. Other Suppliers were evaluated internally to determine if they were in fact still active Suppliers. If not, they were removed from the scope of data collection. In total, our Suppliers identified 332 legitimate smelters (by RMI identification number, or CID). A list of the identified smelters is included in Annex A to this Report.

Status	Number of Identified Smelters and Refiners
RMAP Conformant	237
RMAP Active	24
Not Enrolled	63
Non-Conformant	8

For those SORs that were identified by the Company’s Suppliers and that are known or thought to be sourcing from the Covered Countries, additional investigation was undertaken to determine the source and chain of custody of the 3TGs that they supply. Assent conducted research and direct outreach in order to determine sourcing practices of facilities that may source from the covered countries. Assent compared the list of smelters and refiners provided in the Suppliers’ responses to the lists of smelters maintained by the RMI.

In addition, it was also determined whether such SORs had been certified under the following internationally accepted audit standards: the RMAP, the London Bullion Market Association Good Delivery Program, and the Responsible Jewellery Council Chain-of-Custody Certification. If an SOR was not certified by these internationally-recognized schemes, attempts were made to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer, and whether it has in place any internal due diligence procedures other processes to track the chain of custody on the source of its mineral ores.

Information reviewed includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research also was performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices.

Based on the results of the above-described efforts, after conducting the RCOI and subsequently exercising the required due diligence, the Company was unable to definitively determine for each of the Covered Products the country of origin and conflict status of all 3TGs contained in the Covered Products.

Steps Taken and Planned to Be Taken to Mitigate Risk

In 2020 or earlier, the Company took the following steps to mitigate the risk that its necessary 3TGs benefit armed groups in Covered Countries:

•	Continued to display its policy regarding 3TGs on the Company website;

•	Continued to contract with Assent to provide enhanced assistance with the Company’s RCOI and due diligence processes;

•	Continued to strengthen collaboration between Assent Compliance and II-VI supplier management teams to increase supply chain transparency and response rate;

•

Continued to improve reporting of conflict minerals due diligence findings to supply chain leaders and management and work with in-scope Suppliers in mitigating smelter risks throughout supply chain. Continued to utilize the Assent’s extensive resources to enhance engagement with its Suppliers. This included online learning resources and 24 hour access to Compliance experts;

•	Filed the Form SD and Conflict Minerals Report with the Securities and Exchange Commission.

In 2021, the Company plans to take the following steps necessary to mitigate the risk that its 3TGs benefit armed groups:

•	Continue to review and improve the Company’s conflict minerals program;

•	Continue to engage with Suppliers and direct them to 3TG training resources;

•	Continue to monitor conflict minerals laws, regulations, and rules and update our related policy and processes as appropriate.

Independent Audit Report

For the 2020 reporting period, the Company was not required to obtain an independent private sector of audit of its Conflict Minerals Report.

Forward Looking Statements

This Conflict Minerals Report contains forward-looking statements which are based on the Company’s current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Forward-looking statements in this report include, among other things, statements regarding actions the Company plans to execute to improve its Conflict Mineral due diligence process.

By their nature, all forward-looking statements involve risk and uncertainty. Risks that may cause the forward-looking statements contained in this report to be inaccurate include, but are not limited to: failure to carry out these plans in a timely manner or at all as a result of changing financial conditions; changing organizational structure; or other factors; lack of cooperation by Suppliers as well as by their respective suppliers; whether smelters, refiners, or others that participate in the conflict minerals market responsibly source and whether they accurately validate their programs for avoiding conflicted minerals; political, legal, and regulatory developments, whether in the Democratic Republic of the Congo region, the United States or elsewhere. Additional cautionary statements regarding other risk factors that could impact the Company’s future performance are identified in the Company’s Form 10-K filing for the fiscal year ended 2020 and other Company filings with the Securities and Exchange Commission.

Annex A—List of Smelters — Consolidated Results from 2020 Survey Responses

Smelter Identification Numeber	Metal	Smelter Name	Smelter Country
CID002763	Gold	8853 S.p.A.	ITALY
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID003185	Gold	African Gold Refinery	UGANDA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID003500	Gold	Alexy Metals	UNITED STATES OF AMERICA
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID003461	Gold	Augmont Enterprises Private Limited	INDIA
CID000113	Gold	Aurubis AG	GERMANY
CID002863	Gold	Bangalore Refinery	INDIA
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden AB	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID003421	Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
CID000180	Gold	Caridad	MEXICO
CID000185	Gold	CCR Refinery—Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID003382	Gold	CGR Metalloys Pvt Ltd.	INDIA
CID000233	Gold	Chimet S.p.A.	ITALY
CID000264	Gold	Chugai Mining	JAPAN
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
CID003348	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY
CID000401	Gold	Dowa	JAPAN
CID003195	Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002515	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
CID002584	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
CID003186	Gold	Gold Coast Refinery	GHANA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID002765	Gold	Italpreziosi	ITALY
CID002893	Gold	JALAN & Company	INDIA
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID003497	Gold	K.A. Rasmussen	NORWAY
CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

CID003463	Gold	Kundan Care Products Ltd.	INDIA
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
CID001032	Gold	L’azurde Company For Jewelry	SAUDI ARABIA
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID002762	Gold	L’Orfebre S.A.	ANDORRA
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID002606	Gold	Marsam Metals	BRAZIL
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID003548	Gold	MD Overseas	INDIA
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
CID003557	Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA
CID002282	Gold	Morris and Watson	NEW ZEALAND
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID000493	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID001352	Gold	PAMP S.A.	SWITZERLAND
CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID001534	Gold	Royal Canadian Mint	CANADA
CID002761	Gold	SAAMP	FRANCE
CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
CID002973	Gold	Safimet S.p.A	ITALY
CID002290	Gold	SAFINA A.S.	CZECH REPUBLIC
CID002853	Gold	Sai Refinery	INDIA
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
CID003529	Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY
CID003540	Gold	Sellem Industries Ltd.	MAURITANIA
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	CHINA
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
CID002588	Gold	Shirpur Gold Refinery Ltd.	INDIA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID003383	Gold	Sovereign Metals	INDIA
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
CID002567	Gold	Sudan Gold Refinery	SUDAN
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002580	Gold	T.C.A S.p.A	ITALY
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID002587	Gold	Tony Goetz NV	BELGIUM
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID001955	Gold	Torecom	KOREA, REPUBLIC OF

CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID000092	Tantalum	Asaka Riken Co., Ltd.	JAPAN
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET Blue Metals	MEXICO
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID002847	Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES OF AMERICA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
CID003524	Tin	CRM Synergies	SPAIN
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID000402	Tin	Dowa	JAPAN
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL
CID000468	Tin	Fenix Metals	POLAND
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID003387	Tin	Luna Smelter, Ltd.	RWANDA
CID003379	Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
CID002468	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID002773	Tin	Metallo Belgium N.V.	BELGIUM
CID002774	Tin	Metallo Spain S.L.U.	SPAIN
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU

CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID001305	Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID003208	Tin	Pongpipat Company Limited	MYANMAR
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA
CID003205	Tin	PT Bangka Serumpun	INDONESIA
CID001428	Tin	PT Bukit Timah	INDONESIA
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA
CID002870	Tin	PT Lautan Harmonis Sejahtera	INDONESIA
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA
CID002593	Tin	PT Rajehan Ariq	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA
CID001486	Tin	PT Timah Nusantara	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID002756	Tin	Super Ligas	BRAZIL
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
CID001898	Tin	Thaisarco	THAILAND
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	Yunnan Tin Company Limited	CHINA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
CID003553	Tungsten	Artek LLC	RUSSIAN FEDERATION
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
CID002641	Tungsten	China Molybdenum Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID003417	Tungsten	GEM Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID003408	Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID003388	Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID003416	Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA